EXHIBIT 99.1

Oil States Announces Second Quarter 2017 Results

Second Quarter Highlights:

  Reports net loss per diluted share of $0.28; $0.27 adjusted net loss per diluted share excluding severance and other downsizing charges
  Well site services revenues increased 70% year-over-year
  Offshore/manufactured products- Segment EBITDA margin averaged 16.8% (17.0% Adjusted)
  Offshore/manufactured products- achieved a book-to-bill ratio of 0.99x
  Invested $9 million in M&A activities
  Invested $16 million in share repurchases

HOUSTON, July 31, 2017 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the second quarter of 2017 of $14.2 million, or $0.28 per diluted share, which included pre-tax charges of $0.8 million ($0.6 million after-tax, or $0.01 per diluted share) for severance and other downsizing charges. These results compare to a reported net loss for the second quarter of 2016 of $11.7 million, or $0.23 per diluted share, which included pre-tax charges of $1.1 million ($0.7 million after-tax, or $0.01 per diluted share) of severance and other downsizing charges.

During the second quarter of 2017, the Company generated revenues of $171.4 million and Adjusted Consolidated EBITDA (Note B) of $10.4 million (excluding $0.8 million of severance and other downsizing charges). These results compare to revenues of $175.8 million and Adjusted Consolidated EBITDA of $13.5 million reported in the second quarter of 2016 (excluding $1.1 million of severance and other downsizing charges).

For the first half of 2017, the Company reported revenues of $322.9 million and Adjusted Consolidated EBITDA of $15.8 million (excluding $1.6 million of severance and other downsizing charges). The net loss for the first half of 2017 totaled $31.9 million and included $1.6 million ($1.2 million after-tax, or $0.02 per diluted share) of severance and other downsizing charges. For the first half of 2016, the Company reported revenues of $345.5 million and Adjusted Consolidated EBITDA of $25.7 million (excluding $2.7 million of severance and other downsizing charges). The net loss for the first half of 2016 totaled $24.9 million and included $2.7 million ($1.7 million after-tax, or $0.03 per diluted share) of severance and other downsizing charges.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “Our results for the second quarter of 2017 reflect current industry trends and demonstrate strong year-over-year growth in U.S. shale-based drilling and completion-related activity, partially offset by reduced spending internationally and in deepwater. Our U.S. land completion services revenues increased 28% sequentially, exceeding the 21% increase in the second quarter average U.S. rig count. In addition, sales of our short-cycle offshore/manufactured products experienced significant growth during the quarter, much of which is also tied to shale play driven activity. Our revenues that were driven by U.S. shale play activity exceeded 50% of our consolidated revenues this quarter. Despite limited industry award activity, backlog in our offshore/manufactured products segment remained above $200 million with a book-to-bill ratio of 0.99x.”

BUSINESS SEGMENT RESULTS
(See Segment Data Tables)

Well Site Services
Well site services generated revenues of $69.4 million and Segment EBITDA (Note A) of $5.0 million in the second quarter of 2017 compared to revenues and a Segment EBITDA loss of $40.7 million and $3.6 million, respectively, in the second quarter of 2016.  Well site services revenues and Segment EBITDA increased 70% and 237%, respectively, due to a 41% year-over-year increase in the number of completion services job tickets coupled with a 12% year-over-year increase in revenue per completion services job as a result of increased activity and job mix. Adjusted Segment EBITDA margins (Note A) averaged 8.0% and (8.3%) after severance and other downsizing charges in the second quarters of 2017 and 2016, respectively. For the second quarters of 2017 and 2016, completion services generated 77% and 62%, respectively, of its revenues from U.S. land-based activity. Improved utilization in the land drilling business, which averaged 25% in the second quarter of 2017 compared to only 9% in the second quarter of 2016, also positively impacted the segment’s results.

Offshore/Manufactured Products
Offshore/manufactured products generated revenues and Segment EBITDA of $102.0 million and $17.2 million, respectively, in the second quarter of 2017 compared to revenues of $135.2 million and Segment EBITDA of $27.2 million in the second quarter of 2016. Revenues and Segment EBITDA decreased 25% and 37% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines, particularly those tied to major deepwater project sanctions. Lower major deepwater project revenues were partially offset by a 115% improvement in sales of our shorter-cycle products (elastomer and valve products), which continued to benefit from expanded U.S. land-based activity. Segment EBITDA margin was 16.8% in the second quarter of 2017 compared to a margin of 20.1% realized in the second quarter of 2016. Adjusted Segment EBITDA margins averaged 17.0% and 20.8% after severance and other downsizing charges in the second quarters of 2017 and 2016, respectively. Second quarter 2016 margins benefitted from the larger number of major projects in process or nearing completion during 2016.  Backlog totaled $202 million at June 30, 2017 compared to $204 million at March 31, 2017 and $199 million reported at December 31, 2016.

Income Taxes
The Company recognized an effective tax rate benefit of 26.2% in the second quarter of 2017 compared to an effective tax rate benefit of 35.5% in the second quarter of 2016. The lower effective tax rate benefit in the second quarter of 2017 was primarily attributable to a shift in the mix between domestic pre-tax losses and foreign pre-tax income compared to the prior-year period, and additional valuation allowances provided against deferred tax assets recorded in certain domestic and foreign jurisdictions.

Financial Condition
As of June 30, 2017, $47.0 million was outstanding under the Company’s revolving credit facility, while cash totaled $72.5 million. Total availability under the facility as of June 30, 2017 was $128.0 million (net of standby letters of credit totaling $24.0 million), which is less than the full amount of the facility due to limitations imposed by the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

During the second quarter of 2017, the Company repurchased 561,765 shares under its authorized share repurchase program at an average price of $28.99 per share. A total of $120.5 million remains available under the share repurchase authorization, which was extended one year to July 29, 2018.

Conference Call Information
The call is scheduled for Monday, July 31, 2017 at 11:00 am ET, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 447-0521 in the United States or by dialing +1 847 413 3238 internationally and using the passcode 45302139. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 45302139.

About Oil States
Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities, certain drilling equipment and shorter-cycle products, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2016 filed by Oil States with the Securities and Exchange Commission on February 17, 2017.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Products	$82,750	$111,656	$155,930	$214,254
Service	88,652	64,193	166,939	131,250
	171,402	175,849	322,869	345,504

Costs and expenses:
Product costs	59,309	83,939	109,659	152,512
Service costs	72,539	52,461	141,101	112,703
Selling, general and administrative expense	29,482	30,486	57,212	60,466
Depreciation and amortization expense	27,784	29,415	55,764	59,817
Other operating (income) expense, net	794	(3,291)	963	(2,728)
	189,908	193,010	364,699	382,770
Operating loss	(18,506)	(17,161)	(41,830)	(37,266)

Interest expense	(1,149)	(1,315)	(2,223)	(2,760)
Interest income	85	110	170	202
Other income	273	224	270	430
Loss from continuing operations before income taxes	(19,297)	(18,142)	(43,613)	(39,394)
Income tax benefit	5,051	6,437	11,689	14,453
Net loss from continuing operations	(14,246)	(11,705)	(31,924)	(24,941)
Net loss from discontinued operations, net of tax	–	(1)	–	(4)
Net loss attributable to Oil States.	$(14,246)	$(11,706)	$(31,924)	$(24,945)

Basic net loss per share attributable to Oil States from:
Continuing operations	$(0.28)	$(0.23)	$(0.63)	$(0.50)
Discontinued operations	–	–	–	–
Net loss	$(0.28)	$(0.23)	$(0.63)	$(0.50)

Diluted net loss per share attributable to Oil States from:
Continuing operations	$(0.28)	$(0.23)	$(0.63)	$(0.50)
Discontinued operations	–	–	–	–
Net loss	$(0.28)	$(0.23)	$(0.63)	$(0.50)

Weighted average number of common shares outstanding:
Basic	50,232	50,210	50,296	50,126
Diluted	50,232	50,210	50,296	50,126

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30,	December 31,
ASSETS	2017	2016
	(Unaudited)

Current assets:
Cash and cash equivalents	$72,468	$68,800
Accounts receivable, net	213,075	234,513
Inventories, net	169,622	175,490
Prepaid expenses and other current assets	11,112	11,174
Total current assets	466,277	489,977

Property, plant, and equipment, net	522,815	553,402
Goodwill, net	268,698	263,369
Other intangible assets, net	52,111	52,746
Other noncurrent assets	37,927	24,404
Total assets	$1,347,828	$1,383,898

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capitalized leases	$522	$538
Accounts payable	34,957	34,207
Accrued liabilities	41,817	45,018
Income taxes payable	2,658	5,839
Deferred revenue	20,506	21,315
Other current liabilities	318	315
Total current liabilities	100,778	107,232

Long-term debt and capitalized leases (1)	50,367	45,388
Deferred income taxes	3,500	5,036
Other noncurrent liabilities	22,696	21,935
Total liabilities	177,341	179,591

Stockholders’ equity:
Common stock	627	623
Additional paid-in capital	742,512	731,562
Retained earnings	1,101,549	1,133,473
Accumulated other comprehensive loss	(61,667)	(70,300)
Treasury stock	(612,534)	(591,051)
Total stockholders’ equity	1,170,487	1,204,307
Total liabilities and stockholders’ equity	$1,347,828	$1,383,898

(1) As of June 30, 2017, the Company had $128.0 million available under its revolving credit facility (net of standby letters of credit totaling $24.0 million), which is less than the full amount of the facility due to the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended June 30,
	2017	2016

Cash flows from operating activities:
Net loss	$(31,924)	$(24,945)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	–	4
Depreciation and amortization	55,764	59,817
Stock-based compensation expense	10,954	10,569
Deferred income tax benefit	(14,917)	(20,206)
Provision for bad debt	210	784
Gain on disposals of assets	(210)	(372)
Amortization of deferred financing costs	405	390
Other, net	29	665
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	23,404	62,321
Inventories	8,689	7,677
Accounts payable and accrued liabilities	(3,075)	(14,798)
Income taxes payable	(3,211)	5,908
Other operating assets and liabilities, net	(1,191)	(5,688)
Net cash flows provided by continuing operating activities	44,927	82,126
Net cash flows used in discontinued operating activities	–	(6)
Net cash flows provided by operating activities	44,927	82,120

Cash flows from investing activities:
Capital expenditures	(13,291)	(18,398)
Acquisitions of businesses	(12,859)	–
Proceeds from disposition of property, plant and equipment	742	546
Other, net	(453)	(1,551)
Net cash flows used in investing activities	(25,861)	(19,403)

Cash flows from financing activities:
Revolving credit facility borrowings (repayments), net	4,825	(42,422)
Debt and capital lease repayments	(267)	(263)
Purchase of treasury stock	(16,283)	–
Issuance of common stock from stock-based payment arrangements	–	366
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(5,200)	(3,924)
Net cash flows used in financing activities	(16,925)	(46,243)

Effect of exchange rate changes on cash and cash equivalents	1,527	(490)
Net change in cash and cash equivalents	3,668	15,984
Cash and cash equivalents, beginning of period	68,800	35,973

Cash and cash equivalents, end of period	$72,468	$51,957

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Well Site Services -
Completion Services	$57,890	$36,824	$106,562	$77,773
Drilling Services	11,477	3,869	22,958	6,641
Total Well Site Services	69,367	40,693	129,520	84,414
Offshore/Manufactured Products -
Project-driven products	34,582	83,767	66,917	157,899
Short-cycle products	40,020	18,579	73,091	39,267
Other products and services	27,433	32,810	53,341	63,924
Total Offshore/Manufactured Products	102,035	135,156	193,349	261,090
Total revenues	$171,402	$175,849	$322,869	$345,504

Operating income (loss):
Well Site Services -
Completion Services (1,2)	$(12,547)	$(21,466)	$(29,027)	$(45,801)
Drilling Services	(3,787)	(5,951)	(8,004)	(14,056)
Total Well Site Services	(16,334)	(27,417)	(37,031)	(59,857)
Offshore/Manufactured Products (1,2)	10,662	21,676	20,126	44,987
Corporate	(12,834)	(11,420)	(24,925)	(22,396)
Total operating loss	$(18,506)	$(17,161)	$(41,830)	$(37,266)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information – Segment EBITDA and Adjusted Segment EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Well Site Services:
Completion Services:
Operating loss	$(12,547)	$(21,466)	$(29,027)	$(45,801)
Depreciation and amortization expense	16,193	17,615	32,721	35,558
Other income	295	286	279	512
EBITDA	3,941	(3,565)	3,973	(9,731)
Severance and other downsizing charges	630	226	902	1,150
Adjusted EBITDA	$4,571	$(3,339)	$4,875	$(8,581)

Drilling Services:
Operating loss	$(3,787)	$(5,951)	$(8,004)	$(14,056)
Depreciation and amortization expense	4,794	5,902	9,829	12,424
Other income	3	–	4	1
EBITDA	1,010	(49)	1,829	(1,631)
Severance and other downsizing charges	–	–	–	–
Adjusted EBITDA	$1,010	$(49)	$1,829	$(1,631)

Total Well Site Services:
Operating loss	$(16,334)	$(27,417)	$(37,031)	$(59,857)
Depreciation and amortization expense	20,987	23,517	42,550	47,982
Other income	298	286	283	513
Segment EBITDA	4,951	(3,614)	5,802	(11,362)
Severance and other downsizing charges	630	226	902	1,150
Adjusted Segment EBITDA	$5,581	$(3,388)	$6,704	$(10,212)

Offshore/Manufactured Products:
Operating income	$10,662	$21,676	$20,126	$44,987
Depreciation and amortization expense	6,534	5,611	12,687	11,265
Other expense	(25)	(61)	(13)	(81)
Segment EBITDA	17,171	27,226	32,800	56,171
Severance and other downsizing charges	186	845	693	1,531
Adjusted Segment EBITDA	$17,357	$28,071	$33,493	$57,702

Corporate:
Operating loss	$(12,834)	$(11,420)	$(24,925)	$(22,396)
Depreciation and amortization expense	263	287	527	570
EBITDA	$(12,571)	$(11,133)	$(24,398)	$(21,826)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information

(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss from continuing operations	$(14,246)	$(11,705)	$(31,924)	$(24,941)
Income tax provision	(5,051)	(6,437)	(11,689)	(14,453)
Depreciation and amortization expense	27,784	29,415	55,764	59,817
Interest income	(85)	(110)	(170)	(202)
Interest expense	1,149	1,315	2,223	2,760
Consolidated EBITDA (B)	9,551	12,478	14,204	22,981

Adjustments to Consolidated EBITDA (1,2):
Severance and other downsizing charges	816	1,071	1,595	2,681
Adjusted Consolidated EBITDA (B)	$10,367	$13,549	$15,799	$25,662

(1) Operating income (loss) and Consolidated EBITDA for the three months ended June 30, 2017 included severance and other downsizing charges of $0.6 million related to the completion services business and $0.2 million related to the offshore/manufactured products segment. Operating income (loss) and Consolidated EBITDA for the six months ended June 30, 2017 included severance and other downsizing charges of $0.9 million related to the completion services business and $0.7 million related to the offshore/manufactured products segment.

(2) Operating income (loss) and Consolidated EBITDA for the three months ended June 30, 2016 included severance and other downsizing charges of $0.2 million related to the completion services business and $0.9 million related to the offshore/manufactured products segment. Operating income (loss) and Consolidated EBITDA for the six months ended June 30, 2016 included severance and other downsizing charges of $1.2 million related to the completion services business and $1.5 million related to the offshore/manufactured products segment.

(A) The terms EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net income (loss) from continuing operations plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
ADDITIONAL Quarterly segment and operating data
(unaudited)

	Three Months Ended June 30,
Supplemental operating data:	2017	2016
Offshore/Manufactured Products backlog ($ in millions)	$202.0	$267.7

Completion services job tickets	4,863	3,455
Average revenue per ticket ($ in thousands)	$11.9	$10.7

Land drilling operating statistics:
Average rigs available	34	34
Utilization	24.6%	9.0%
Implied day rate ($ in thousands per day)	$15.1	$13.9
Implied daily cash margin (loss) ($ in thousands per day)	$1.9	$1.4

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860